                                                                  Item 23 (d)(I)


                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

      This Amended and Restated Investment Advisory Agreement made as of the 14th day of May 2001, amends and restates the Investment Advisory Agreement initially made as of the 30th day of June, 1999, by and between New Covenant Funds, a Delaware business trust (hereinafter called the "Trust"), on behalf of each series of the Trust listed in Schedule A hereto, as such may be amended from time to time (hereinafter referred to individually as a "Fund" and collectively as the "Funds") and New Covenant Trust Company, N.A., a national banking association (hereinafter called the "Trust Company"), solely for the purpose of reflecting the assumption of all of the duties to perform the investment advisory services as described herein by the Trust Company's separately identifiable investment advisory department, the NCF Investment Department (the "Adviser").

      WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Trust Company is a national banking association regulated by the Office of the Comptroller of the Currency; and

      WHEREAS, for purposes of complying with those provisions of the Gramm-Leach-Bliley Act relating to banks that provide investment advisory services to registered investment companies the Trust Company established the Adviser as a "separately identifiable department or division" as such term is defined in Section 202(a)(26) of the Investment Advisers Act of 1940; and

      WHEREAS, the Adviser was declared effective as a registered investment adviser by the Securities and Exchange Commission by order dated April 13, 2001, and the Adviser is therefore duly qualified and able to provide investment advisory services to the Trust; and

      WHEREAS, the Board of Trustees of the Trust at a meeting duly called and held on May 14, 2001, approved the Assumption Agreement (a copy of which is attached hereto and made a part hereof) between the Trust, the Trust Company and the Adviser, providing for the assumption by the Adviser of all of the Trust Company's duties and responsibilities for providing investment advisory services to the Trust; and

      WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Funds pursuant to the terms and provisions of this Agreement, and the Adviser is interested in furnishing said services;

      NOW, THEREFORE, in consideration of the mutual agreements and covenants contained in this Agreement, the parties hereto agree as follows:

      1. Appointment. The Trust hereby appoints the Adviser to act as investment adviser to the Funds for the period and on the terms and subject to the conditions set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A that shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

      2. Investment Advisory Services: The Adviser shall provide a continuous investment program for each of the Funds in accordance with each of the Fund's investment objectives, policies, and restrictions as stated in such Fund's most current Prospectus and Statement of Additional Information, as then in effect, and all amendments or supplements thereto, and resolutions of the Trust's Board of Trustees as may be adopted from time to time. The Adviser further agrees that it:

            (a) will supervise and direct each Fund's investments and shall have the discretion to determine from time to time what investments, securities, commodities or financial futures contracts will be purchased, retained, sold or lent by the Funds and what portion of the assets will be invested or held uninvested in cash;

            (b) for purposes of managing the Funds the Adviser may appoint one or more sub-advisers ("Sub-Advisers") as provided in Section 3 below to which it may delegate all or any portion of the responsibilities granted to it herein;

            (c) will use the same skill and care in providing such services as it uses in providing services to any fiduciary accounts for which it has investment responsibilities;

            (d) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission (the "Commission") as they pertain to the registration of the Trust and, in addition, will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Adviser;

            (e) will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with an underwriter, market maker or broker or dealer. The Adviser may delegate this authority to Sub-Advisers duly appointed by it. In placing orders with brokers and dealers, the Adviser or Sub-Advisers will attempt to obtain and are hereby directed to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, the Adviser or Sub-Advisers may, in their discretion, effect portfolio securities transactions through brokers and dealers who provide the Adviser or Sub-Advisers with brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934). Subject to the review of the Trust's Board of Trustees from time-to-time with respect to the extent and continuation of this policy, the Adviser or Sub-Advisers are authorized to pay a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for any of the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser or Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser or Sub-Adviser with respect to the accounts as to which it exercises investment discretion. On occasions when the Adviser or Sub-Adviser deems the purchase or sale of a security to be in the best interest of one or more of the Funds as well as of other clients, the Adviser or Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser or Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients;

            (f) will maintain, or cause the custodian and Sub-Advisers to maintain, all books and records with respect to the securities transactions executed for the Funds;

            (g) will furnish, or cause the Sub-Advisers to furnish, the Trust's Board of Trustees such periodic and special reports with respect to each Fund's investment activities as the Board may reasonably request; and

            (h) will advise and assist the officers of the Trust in taking such actions as may be necessary or appropriate to carry out the decisions of the Trust's Board of Trustees and of the appropriate committees of such Board regarding the conduct of the business of the Funds.

      3. Sub-Advisers. The Adviser is authorized to enter into agreements on behalf of the Funds with Sub-Advisers under which the Sub-Advisers agree to perform all or any portion of the management and Advisory duties with respect to all or any portion of the Funds. In the event the Adviser enters into one or more such agreements, the Sub-Adviser shall be responsible directly to the Adviser for the performance of such duties as may be imposed upon it by the Sub-Advisory Agreement. The Adviser will, however, retain the authority and responsibility to monitor and review the performance of duties of each Sub-Adviser. The Adviser may negotiate contracts that specify investment fees and provide for payment of such fees directly by the Adviser, and delegate to the Sub-Advisers responsibility for the day-to-day operations of the Funds with respect to which the Sub-Advisers are hired, including any or all of the responsibilities set forth in Section 2 hereof, except the power to enter into contracts with Sub-Advisers. Each such contract shall provide that it is terminable by the Adviser, without penalty, upon no more than sixty (60) days notice to the Sub-Adviser.

      4. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in performing its services under this Agreement. The Adviser shall not be liable for any expenses of the Trust, including without limitation (a) its interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Trust and (c) custodian fees and expenses.

      5. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Adviser and the Adviser will accept as full compensation therefor a fee set forth on Schedule A hereto. The obligation to pay the fee to the Adviser will begin as of the respective dates of the initial sale of shares in the Funds, including any shares sold or exchanged in connection with a merger, consolidation or reorganization involving one or more of the Funds. Such fee shall be paid monthly based upon each respective Fund's average daily net assets calculated in the manner provided in the Prospectus and Statement of Additional Information then in effect.

      The fee shall be accrued daily by each Fund and paid to the Adviser within five (5) business days after the end of each calendar month. If this Agreement is terminated before the end of any month, the fee to the Adviser shall be prorated for the portion of any month in which this Agreement is in effect and shall be payable within ten (10) days after the date of termination.

      6. Limitation of Liability. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

      7. Duration and Termination. This Agreement shall become effective at the time the Trust's initial Registration Statement under the Securities Act of 1933 with respect to the shares of the Trust is declared effective by the Commission and shall remain in effect for a period of one (1) year, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for successive one year periods so long as such continuation is approved for each Fund at least annually by (i) the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of each Fund, and (ii) the vote of a majority of the disinterested Trustees, cast in person at a meeting called for the purpose of voting on such approval.

      Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Adviser. This Agreement will automatically terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed to the other party at the principal office of such party.

      As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.

      8. Name. The parties agree that the Adviser has a proprietary interest in the name "New Covenant Funds" and the Trust agrees to promptly take such action as may be necessary to delete from its name and/or the name of any Fund any reference to such name promptly after receipt from the Adviser of a written request therefore.

      9. Adviser's Representations. The Adviser hereby represents and warrants that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable laws and regulations.

      10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of Indiana.


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
      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                    NEW COVENANT FUNDS

                                    By:
                                          ------------------------------

                                    Name:
                                          ------------------------------

                                    Title:
                                          ------------------------------




                                    THE NCF INVESTMENT DEPARTMENT OF
                                    NEW COVENANT TRUST COMPANY, N.A.


                                    By:
                                          ------------------------------

                                    Name:
                                          ------------------------------

                                    Title:
                                          ------------------------------

                                                                      SCHEDULE A

                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT
                                     between
                               NEW COVENANT FUNDS
                                       and
                        THE NCF INVESTMENT DEPARTMENT OF
                        NEW COVENANT TRUST COMPANY, N.A.


Name of Fund                                    Compensation*
------------                                    ------------

NEW COVENANT GROWTH FUND                        0.99% OF THE AVERAGE DAILY
                                                NET ASSETS OF THE FUND


NEW COVENANT INCOME FUND                        0.75% OF THE AVERAGE DAILY
                                                NET ASSETS OF THE FUND

NEW COVENANT BALANCED GROWTH FUND               NONE

NEW COVENANT BALANCED INCOME FUND               NONE

* All fees are computed and paid
monthly.


THE NCF INVESTMENT DEPARTMENT OF
NEW COVENANT TRUST COMPANY, N.A.             NEW COVENANT FUNDS

By:                                       By:
    --------------------------------          --------------------------------

Name:                                     Name:
       -----------------------------            ------------------------------

Title:                                    Title:
       -----------------------------             -----------------------------


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